Medovex’s Transition to H-CYTE Underscores Biotechnology Focus

Announces Long-Term Agreement to Launch a Promising New Cellular Treatment for COPD

ALPHARETTA, Ga., June 24, 2019 (GLOBE NEWSWIRE) — Medovex Corp. (OTCQB: Symbol MDVX) (“Medovex” or the “Company”), is transitioning to its new name H-CYTE Inc. (“H-CYTE”) to underscore its focus of delivering regenerative anti-inflammatory solutions to treat the unmet needs of patients.

Within its portfolio, the Company announced today H-CYTE will enhance its existing cytotherapy product line, developing a disruptive technology for chronic obstructive pulmonary disease (“COPD”), the fourth leading cause of death in the U.S. To accelerate this vision, a 10-year exclusive and extendable supply agreement with Rion LLC (“Rion”) has been executed that enables H-CYTE to develop proprietary biologics.

Rion has established a novel technology to harness the healing power of the body. Rion’s novel exosome technology, based on science developed at Mayo Clinic, provides an off-the-shelf platform to enhance healing in soft tissue, musculoskeletal, cardiovascular and neurological organ systems.

With this agreement, Rion will serve as the product supplier and will co-develop a proprietary cellular platform with H-CYTE for the treatment of COPD. H-CYTE will control the commercial development and facilitate clinical trial investigation. After conducting joint research and development of these biologics, H-CYTE intends to pursue submission of an investigational new drug (IND) application for review by the U.S. Food and Drug Administration (“FDA”) for treatment of COPD.

“We are extremely pleased to announce today’s agreement with Rion. This relationship has the potential to prove transformational for our company and future patients as we build promising new treatments for COPD and other lung disorders. Successful realization of this technology would be the first breakthrough in years for people with chronic lung disease. Patients deserve expanded treatment options, and we remain committed to delivering an optimal solution,” said Bill Horne, H-CYTE CEO and Chairman.

Horne continued, “We look forward to working with Rion in this exciting endeavor. We intend to seek FDA approval for an innovative cellular treatment developed and marketed commercially to treat the underserved chronic lung disease patient population. This newest initiative enriches our portfolio in treating chronic disease. While our initial target is COPD, we believe this technology has applications in numerous other health care verticals.”

About H-CYTE Corporation

H-CYTE was formed to build and develop a diversified portfolio of innovative medical technology products and services to improve quality of life for patients. In late 2019, H-CYTE’s biologics division, LungCYTE, plans to submit an IND to the FDA to study novel and proprietary biologics for treatment of COPD. For more information about H-CYTE, please visit www.medovex.com.

About Rion

Rion develops and delivers cutting-edge exosome bio-therapeutics at low cost and in an off-the-shelf fashion. Building on science from Mayo Clinic, Rion aims to develop and bring new solutions to patients. Rion is presently engaged in FDA-regulated clinical trials testing the safety and efficacy of this platform across a spectrum of medical and surgical applications. For more information, please visit www.rionhealth.com.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those outlined in the Company’s filings with the Securities and Exchange Commission (the “SEC”), not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact Information — Medovex Corporation

Contact: Jason Assad
Tel: 678-570-6791
Email: Jassad@medovex.com